UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 26, 2010

CHEROKEE INC.

(Exact name of registrant as specified in its charter)

Delaware	1-18640	95-4182437
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

6835 Valjean

Van Nuys, California 91406

(Address of Principal Executive Offices) (Zip Code)

(818) 908-9868

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02                                           Unregistered Sales of Equity Securities

The Information included in Item 5.02(e) of this Form 8-K is hereby incorporated by reference into this Item 3.02.

Item 5.02              Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b)           On August 26, 2010, concurrently with the appointment of Mr. Henry Stupp as Cherokee’s Chief Executive Officer, Robert Margolis stepped down as Cherokee’s Chief Executive Officer and was appointed as Cherokee’s Executive Chairman, effective immediately.  Mr. Margolis’ services to Cherokee as its Executive Chairman are governed pursuant to a management agreement, as amended (the “Management Agreement”).  For further information regarding the Management Agreement, please see Cherokee’s Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on April 27, 2010, which summarizes the terms and conditions of the Management Agreement, including its amendment approved by our stockholders on June 4, 2010, and which is incorporated herein by reference.

(c)           Effective as of the same date, Mr. Henry Stupp, age 47, was appointed as our Chief Executive Officer.  As Cherokee’s Chief Executive Officer, Mr. Stupp will be Cherokee’s principal executive officer.  Prior to joining Cherokee, Mr. Stupp was a co-founder of Montreal-based Novel Teez Designs, later known as NTD Apparel, a leading licensee of entertainment, character, sport and branded apparel, and a supplier to all major North American retailers, having most recently served as President of NTD Apparel USA LLC since 2005. Having relocated to southern California in 1995, Mr. Stupp successfully identified, negotiated, and introduced over 200 well-known licenses and brands to a broad retail audience. In addition, Mr. Stupp served a two-year term as an officer of the International Licensing Industry Merchandiser’s Association.  In connection with such appointment, on August 26, 2010, Cherokee entered into an Employment Agreement with Mr. Stupp (the “Employment Agreement”), which is summarized under subsection (e) of this Item 5.02 below.

(d)           Effective as of the same date, Mr. Stupp was appointed to serve as a member of Cherokee’s Board of Directors (the “Board”).   The Board believes that Mr. Stupp’s experience and background make him a qualified and valuable member of the Board. In particular, the Board believes Mr. Stupp’s prior experience as a manufacturer, licensee, strategic marketer and supplier to all classes of retail makes him well qualified to serve on the Board.  In addition, the Board believes the knowledge of our business and operations that Mr. Stupp will acquire as a result of his service as our Chief Executive Officer will further enable him to make a meaningful contribution to the Board.

(e)           In connection with such appointment, on August 26, 2010, Cherokee entered the Employment Agreement with Mr. Stupp.  The Employment Agreement was approved by the Board as well as the Compensation Committee of the Board (the “Committee”).  Pursuant to the terms of the Employment Agreement, Mr. Stupp is to receive a base salary equal to $350,000 per year.  In addition, beginning for Cherokee’s fiscal year ending January 31, 2012, and for each subsequent fiscal year during the term of the Employment Agreement, Mr. Stupp shall be entitled to receive a performance bonus (the “Performance Bonus”) equal to five percent of Cherokee’s pre-tax income during such fiscal year in excess of a threshold amount of $20,000,000, subject to a maximum of $650,000 per fiscal year.  Mr. Stupp’s services as our Chief Executive Officer are at will.  The Employment Agreement expires as of January 31, 2014, unless earlier terminated by Cherokee or by Mr. Stupp or extended by mutual agreement. Pursuant to the Employment Agreement, Cherokee has agreed to certain indemnification obligations to Mr. Stupp related to his service to Cherokee in his capacity as an officer or director of Cherokee.

Pursuant to the Employment Agreement, in the event that Mr. Stupp’s employment is terminated by Cherokee without cause during the first twelve months of his service as our Chief Executive Officer, Mr. Stupp will be paid an amount equal to $175,000. The Employment Agreement also provides that Mr. Stupp will be paid an amount equal to $300,000 in the event that Cherokee terminates Mr. Stupp’s employment without cause within three months prior to or twelve months following a change in control of Cherokee which occurs on or before August 26, 2011.    Pursuant to the Employment Agreement, if Mr. Stupp’s employment is terminated by Cherokee without cause at any time after the first twelve months of his service as our Chief Executive Officer, then he shall be paid an amount equal to twelve months of his then-current base salary, which currently equals $350,000.

Pursuant to the Employment Agreement, on August 26, 2010, Mr. Stupp purchased 81,967 shares of Cherokee’s common stock (the “Initial Shares”) at a per share price of $18.30 (which was equal to the closing price of Cherokee’s common stock on such date), for aggregate proceeds of $1,500,000.  Pursuant to the Employment Agreement, Mr. Stupp agreed to purchase, and Cherokee agreed to sell, on or before January 31, 2011, that number of shares of Cherokee’s common stock equal to $1,000,000, divided by the closing sale price of Cherokee’s common stock on the date of such purchase and sale (the “Subsequent Shares” and, together with the Initial Shares, the “Shares”). Mr. Stupp has agreed to certain “lock up” restrictions regarding his ability to resell or otherwise dispose of any of the Shares as set forth in the Employment Agreement.  The sale of the Initial Shares was made pursuant to the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended, including pursuant to Rule 506 thereunder (as Mr. Stupp is an “accredited investor” under Rule 506 and the sale was made without any form of general solicitation and with full access to any information requested by Mr. Stupp regarding Cherokee or its common stock).  Pursuant to the Employment Agreement, Cherokee has agreed to file with the SEC a registration statement, or registration statements if necessary, on an appropriate form(s) to effect the registration for resale of both the Shares and the shares of Common Stock that may be acquired upon exercise of the Option (as defined below).

The foregoing description of the Employment Agreement is not complete and is qualified in its entirety by the Employment Agreement, which attached hereto as Exhibit 10.1 and is incorporated herein by reference.

In addition, in connection with appointment of Mr. Stupp as our Chief Executive Officer, Cherokee has granted to Mr. Stupp an option to purchase up to 300,000 shares (the “Option”) of Cherokee’s common stock as an inducement grant outside of Cherokee’s 2006 Incentive Award Plan (the “2006 Plan”).  This grant of stock options was entered into as an inducement material for Mr. Stupp to enter into employment with Cherokee.   While the grant of the Option was made outside of the 2006 Plan, the grant is consistent with applicable terms of the 2006 Plan.   The Option has an exercise price of $18.30 per share, which was the closing price of Cherokee’s common stock on the Nasdaq Global Select Market on the date of grant.  The Option vests in five equal annual installments beginning on January 31, 2012, and vesting in four additional increments on each yearly anniversary thereafter.   In addition, in the event of a change in control of Cherokee, an additional twenty percent of the shares subject to the Option shall vest.  The Option has a term of six years and will be forfeited if not exercised before the expiration of the term.  In addition, in the event that Mr. Stupp does not comply with his obligation under the Employment Agreement to purchase the Subsequent Shares, then 150,000 of the shares subject to the Option will be immediately forfeited and not exercisable, and the vesting schedule will be proportionally adjusted.  If Mr. Stupp’s service to Cherokee is terminated for any reason, the Option shall cease vesting upon such termination.

The foregoing description of the Option is not complete and is qualified in its entirety by the Option, which attached hereto as Exhibit 10.2 and is incorporated herein by reference.

In addition, on August 26, 2010, the Committee approved a stock option grant for one of Cherokee’s named executive officers as follows:

(i)                                     Howard Siegel, Cherokee’s Chief Operating Officer, was awarded a grant of an option to purchase 50,000 shares of Cherokee’s common stock under the 2006 Plan with an exercise price of $18.30, which was the closing price of Cherokee’s common stock on the Nasdaq Global Select Market on the date of grant.  These stock options expire on 8/26/2017, and vest in equal annual installments over three years.

Item 8.01                                           Other Events.

Cherokee issued a press release, dated August 30, 2010, relating to the appointment of Henry Stupp as Cherokee’s Chief Executive Officer.  The press release is attached to this Form 8-K as Exhibit 99.1.

Item 9.01      Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.	Description
10.1	Employment Agreement, dated as of August 26, 2010, by and between Cherokee and Henry Stupp*
10.2	Stock Option Agreement, dated as of August 26, 2010, by and between Cherokee and Henry Stupp*
99.1	Press Release of Cherokee Inc., dated as of August 30, 2010*

*Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHEROKEE INC.

Dated: September 1, 2010	By:	/s/ Russell J. Riopelle
Russell J. Riopelle
Chief Financial Officer